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                                  EXHIBIT 23.2


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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of
Hayes Corporation on Form S-8 (File No.             ) of our report dated
February 25, 1998, on our audits of the consolidated financial statements of Hayes Corporation and Subsidiaries as of December 31, 1996 and January 3, 1998, and for the year ended September 30, 1995, the three months ended December 31, 1995, and the years ended December 31, 1996 and January 3, 1998, which report is incorporated by reference herein.

                                            /s/ COOPERS & LYBRAND L.L.P.
                                                Coopers & Lybrand L.L.P.


Atlanta, Georgia
May 15, 1998


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